                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Sonus Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                           SONUS PHARMACEUTICALS, INC.
                             22026 20TH AVENUE S.E.
                            BOTHELL, WASHINGTON 98021


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2001



TO THE STOCKHOLDERS OF SONUS PHARMACEUTICALS, INC.:

        The Annual Meeting of Stockholders of Sonus Pharmaceuticals, Inc. (the "Company") will be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, on April 25, 2001, at 9:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

               (1) To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

                      Michael A. Martino                     Robert E. Ivy
                      George W. Dunbar, Jr.                  Dwight Winstead
                      Christopher S. Henney, Ph.D., D.Sc.

               (2) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

               (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on March 2, 2001 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                           By Order of the Board of Directors

                                           Michael A. Martino
                                           President and Chief Executive Officer


March 15, 2001


        YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                           SONUS PHARMACEUTICALS, INC.
                             22026 20TH AVENUE S.E.
                            BOTHELL, WASHINGTON 98021

                            -------------------------

                                 PROXY STATEMENT
                            -------------------------


                                  INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sonus Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held on April 25, 2001, at 9:00 A.M., at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 21, 2001. The Company has retained the services of Corporate Investor Communications, Inc. to assist in soliciting proxies from brokers and nominees for the Annual Meeting. The estimated costs for these services is $5,000 and will be borne by the Company. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

        Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021 in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" the ratification of Ernst & Young LLP as the Company's independent auditors.

                                VOTING SECURITIES

        The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on March 2, 2001 (the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 9,603,520 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $0.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

        All stockholders entitled to vote at the Annual Meeting may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors with respect to the stockholder's shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as the stockholder may see fit. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to voting, and any stockholder has given notice, at the meeting and prior to commencement of voting, of such stockholder's intention to cumulate votes. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        Currently, there are five (5) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five (5) nominees named below. All of the nominees presently are directors of the Company.

        If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

        Under Delaware law, the five (5) nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

        The names and certain information concerning the five (5) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.


NAME                                  AGE     POSITION WITH THE COMPANY
----                                  ---     -------------------------
Michael A. Martino                     45     President, Chief Executive Officer and
                                              Director
George W. Dunbar, Jr.                  54     Director, Co-Chairman of the Board
Christopher S. Henney, Ph.d., D.Sc.    60     Director
Robert E. Ivy                          67     Director, Co-Chairman of the Board
Dwight Winstead                        52     Director


        Michael A. Martino joined the Company in September 1998 as President, Chief Operating Officer and a director and was appointed Chief Executive Officer in July 1999. From 1983 to 1998, Mr. Martino held numerous positions of increasing responsibility in strategic planning, business development, marketing and sales, and general management with Mallinckrodt, Inc., a global healthcare products company, including serving as Vice President and General Manager of the Nuclear Medicine Division where he was responsible for annual revenues of approximately $250 million. Mr. Martino holds a B.A. in business from Roanoke College and an M.B.A. from Virginia Polytechnic Institute.

        George W. Dunbar, Jr. was elected as a director of the Company in November 1997 and co-chairman of the board in July 1999. Mr. Dunbar is currently the Chief Executive Officer and a director of Epic Therapeutics, Inc, a privately held drug delivery company. Mr. Dunbar is a founding member of iCEO, a service provider of interim senior management, where he was acting CEO of CytoTherapeutics and Stem Cells, Inc. From 1991 until 1999, Mr. Dunbar was President, Chief Executive Officer and a director of Metra Biosystems, Inc., a company developing products for osteoporosis management. From 1988 until 1991, he was the Vice President of Licensing and Business Development of the Ares-Serono Group, a Swiss health care company. Previously, Mr. Dunbar held various senior management positions with Amersham International, a health care and life sciences company, including General Manager of Amersham's life sciences business in the U.S. and General Manager, Eastern Region responsible for all Pacific Rim markets. Mr. Dunbar also serves as a director of Quidel Corporation, Competitive Technologies, and Metrika. Mr. Dunbar holds a B.S. in electrical engineering and an M.B.A. from Auburn University and sits on the Auburn School of Business M.B.A. Advisory Board.

        Christopher S. Henney, Ph.D., D.Sc. was elected as a director of the Company in February 1999. Since May 1995, Dr. Henney has been Chief Executive Officer and a director of Dendreon Corporation, a biotechnology company. From 1989 to 1995, Dr. Henney served as Executive Vice President, Scientific Director and a director of ICOS and from 1981 to 1989 he served as a director, Vice Chairman and Scientific Director of Immunex. Immunex and ICOS are each biotechnology companies that were co-founded by Dr. Henney. Dr. Henney received his Ph.D. in experimental pathology and a D.Sc. in immunology from the University of Birmingham. Dr. Henney has held faculty positions at Johns Hopkins University, the University of Washington and the Fred Hutchinson Cancer Research Center, where he was the first Head of Basic Immunology. He is the author of more than 200 published articles in the field of immunology and has been editor of a number of scientific journals and has served on several scientific advisory boards. He is a former section editor of Journal of Immunology and chairman of the American Cancer Society's Advisory Committee on Immunology and Immunotherapy. Dr. Henney is also serves as a director of Techne Corporation.

        Robert E. Ivy was elected as a director of the Company in February 1999 and co-chairman of the board in July 1999. Since October 1999, Mr. Ivy has been the President of Insight, Inc. From 1987 until 1999, Mr. Ivy served as Chief Executive Officer, President and Chairman of the Board of Ribi ImmunoChem, a biopharmaceutical company, which was acquired by Corixa Corporation in October 1999. Prior to joining Ribi ImmunoChem, Mr. Ivy served as President, Chief Executive Officer and a director of Oncogene Science, Inc.; President, Chief Executive Officer and a director of Berlex Laboratories, Inc. (a subsidiary of Schering A.G.); and President of the U.S.V. Pharmaceutical Division of Revlon Health Care Group. Mr. Ivy began his career with G.D. Searle & Co. in sales and marketing rising to the position of Vice President, Marketing and Sales. Mr. Ivy holds a B.S. in Chemistry and Biology from Northwestern University and attended Northwestern University Medical School.

        Dwight Winstead has served as a director of the Company since July 1995. Mr. Winstead is currently President of Owen Healthcare, Inc., a hospital pharmacy management company and a subsidiary of Cardinal Health, Inc. From 1991 to 1997, Mr. Winstead served as Executive Vice President of VHA, Inc., a performance improvement company serving more than 1,200 health care organizations in the United States. Prior to his promotion to Executive Vice President, Mr. Winstead served in various capacities of VHA Supply Company, a subsidiary of VHA, Inc., including Vice President, Sales and Marketing, Senior Vice President, Chief Operating Officer and President from 1987 to 1991. Prior to joining VHA, Inc. in 1984, Mr. Winstead served in a variety of materials management and sales positions at several companies, including Ortho Instruments and Worthington Diagnostics. Mr. Winstead holds a B.S. from Delta State University.

OTHER OFFICERS

        Richard J. Klein (38) has been the Vice President of Finance and Chief Financial Officer of the Company since March 2000. From 1996 to March 2000, Mr. Klein was the Director of Finance for the Company. Prior to joining the Company, Mr. Klein held various financial management positions at ATL Ultrasound, a leading developer of diagnostic medical equipment, from 1988 to 1995. From 1984 to 1988, he was with KPMG Peat Marwick, an international public accounting firm. Mr. Klein received a B.S. in business administration from Washington State University. He is a Certified Public Accountant and a member of Financial Executives International.

        John T. Flaherty, M.D. (59) has been the Senior Vice President and Chief Medical Officer of the Company since May 1999. Prior to joining the Company, Dr. Flaherty was a Senior Clinical Scientist in Outcomes Research and Management at Merck & Co. from 1997 to 1999 and was Executive Director of Clinical Development from 1992 to 1997. Prior to joining Merck, he was an Associate Professor of Medicine in the Division of Cardiology at Johns Hopkins University School of Medicine. He received a B.S. in materials science and engineering from the Massachusetts Institute of Technology and an M.D. from Duke University School of Medicine. Dr. Flaherty is a Fellow of the American College of Cardiology and has published more than 100 articles in scientific journals.

        Gordon Brandt, M.D. (41) has been the Vice President, Clinical and Regulatory Affairs of the Company since October 2000. From 1997 to 2000, Dr. Brandt was the Vice President of Clinical Affairs of the Company. Prior to joining the Company in 1997, he was Senior Product Marketing Manager for Siemens Ultrasound from 1995 to 1997. Dr. Brandt has also held various management positions at Diasonics and Toshiba America Medical Systems. He received a B.S. in electronics science from Yale University and an M.D. from the University of California at San Francisco.


BOARD MEETINGS AND ATTENDANCE

        The Board of Directors of the Company held nine (9) meetings during the fiscal year ended December 31, 2000. Each incumbent director attended at least seventy-five percent (75%) of all meetings of the Board and meetings of all committees of the Board on which he served. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is presently comprised of three (3) directors selected by the Board of Directors of the Company. The members of the Audit Committee are Robert E. Ivy, Christopher S. Henney, Ph.D., D.Sc, and George W. Dunbar, Jr. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2000.

        The Compensation Committee is presently comprised of two (2) directors selected by the Board of Directors of the Company. The members of the Compensation Committee are Dwight Winstead and George W. Dunbar, Jr. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation Committee held four (4) meetings during the fiscal year ended December 31, 2000.

        The Board of Directors does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation received for the fiscal year ended December 31, 2000, by the Company's Chief Executive Officer and Chief Financial Officer (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                            Long Term
                                                 Annual Compensation    Compensation Awards -
                                                ---------------------       Securities            All Other
Name and  Position                    Year       Salary        Bonus    Underlying Options        Compensation
--------------------------------      ----      --------      -------   ---------------------     ------------
Michael A. Martino(1)                 2000      $250,000      $    --          174,940              $    --
   President, Chief Executive         1999       250,000           --               --               19,608
   Officer and Director               1998        54,968           --          200,000               50,209


Richard J. Klein(2)                   2000       145,900           --           25,000                   --
   Vice President of Finance and      1999       117,800       15,175            6,000                   --
   Chief Financial Officer            1998       105,100       16,625           24,000                   --


----------------

(1) Mr. Martino joined the Company in September 1998. Other compensation includes a signing bonus of $40,000 and relocation expenses of $10,209 in 1998 and relocation expenses of $19,608 in 1999.

(2) Mr. Klein was appointed an officer of the Company in March 2000. Mr. Klein's current annual salary is $150,000.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                  % of Total                                          Potential Realizable Value
                                   Number of        Options                                           at Assumed Annual Rates of
                                   Securities     Granted to                                         Stock Price Appreciation for
                                   Underlying    Employees in   Exercise or                                 Option Term(3)
                                    Options         Fiscal       Base Price                          -----------------------------
Name                                Granted        Year(1)       ($/Share)    Expiration Date(2)          5%               10%
-------------------------------    ----------    ------------   ------------  -------------------    -------------- --------------
Michael A. Martino.............     174,940          14.0%         $6.00             02/09/10           $660,113       $1,672,855

Richard J. Klein...............      25,000           2.0%         $4.88             03/15/10           $ 83,822       $  212,167

----------------

(1) Options to purchase an aggregate of 1,252,215 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 2000.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events.

(3) In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that the rates of annual compound stock appreciation assumed will be achieved.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                     Number of Securities Underlying
                                                      Unexercised Options at Fiscal      Value of Unexercised in-the-Money
                           Shares                               Year-End                   Options at Fiscal Year-End(1)
                          Acquired         Value     --------------------------------    ----------------------------------
Name                    on Exercise      Realized    Exercisable        Unexercisable       Exercisable     Unexercisable
------------------      -----------      --------    -----------        -------------    ----------------- ----------------
Michael A. Martino            --             --        159,734              215,206             $--               $--
Richard J. Klein              --             --         23,112               31,988              --                --

----------------

(1) Market value of underlying securities at year-end minus the exercise price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 2000 on the Nasdaq National Market was $0.625 per share.

DIRECTOR'S FEES

        During 2000, the Company's non-employee directors received cash compensation in the amount of $3,750 per quarter for service on the Company's Board of Directors. All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended.

        The Company adopted a Stock Option Plan for Directors in May 1995. Under the Directors' Plan, continuing directors receive an option grant covering 5,000 shares upon re-election at the Company's Annual Meeting of Stockholders. In addition to option grants under the Director Plan, in December 2000, each of the Company's directors received an option grant covering 50,000 shares under the Company's 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Plan. The exercise price of option grants to directors is equal to the fair market value of the Company's Common Stock at the time of grant and generally the options are fully vested upon grant.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL AGREEMENTS

        The Company entered into an employment arrangement with Michael A. Martino on September 15, 1998 upon his commencement of employment. The agreement provided among other things that Mr. Martino received an initial stock option grant to purchase up to 200,000 shares of Common Stock of the Company, subject to a vesting schedule over time, and a one time payment of $40,000 upon commencement of employment. Mr. Martino receives an annual base salary of $250,000 and is eligible for an annual bonus of up to 35% of his annual base salary upon the achievement of certain performance goals determined by the Board of Directors. The employment arrangement may be terminated by Mr. Martino or the Company at any time. In the event Mr. Martino's employment is terminated by the Company without cause in circumstances not covered by the Change-in-Control Agreement described below, the Company will continue to pay Mr. Martino's base salary for a period of 12 months plus the number of months remaining in his first year of employment.

        The Company has entered into Change-in-Control Agreements with the Chief Executive Officer, has Mr. Martino, and the Chief Financial Officer, Mr. Klein. The Agreements provide that upon termination of employment within 12 months following a Change of Control, as defined in the Agreements, either voluntarily for good reason or involuntarily without cause, the Company will pay the employee accrued and unpaid base salary, declared and unpaid incentive compensation and a severance payment equal the employee's highest annual base salary in effect within 12 months of termination multiplied by 2.99 for Mr. Martino and 1.00 for Mr. Klein. Each of the Agreements has a maximum term of three years.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        In October 2000, Mr. Martino purchased 200,000 shares of Common Stock of the Company for $175,000 and Mr. Klein purchased 100,000 shares of Common Stock of the Company for $87,500. The purchase price was based on the closing sales price as reported by Nasdaq on the date of purchase and the shares were issued under the Company's 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan. Each of Mr. Martino and Mr. Klein paid the purchase price by delivering a full recourse promissory note to the Company with a term of five years and bearing an interest rate of 6.09%. The promissory notes are secured by the shares of Common Stock purchased with the promissory notes. The Company retains the right to repurchase the shares and the repurchase right expires over a one year period from the date of purchase.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Based solely upon its review of the copies of reports furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 2000.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.


                                                  Amount and Nature of
Name and Address of Beneficial Owners            Beneficial Ownership(1)     Percent of Class
----------------------------------------------   -----------------------     ----------------
Steven C. Quay, M.D., Ph.D.(2)
Debra L. Quay ...............................           1,842,016                 18.0%

Abbott Laboratories(3) ......................             843,802                  8.4%
  100 Abbott Park Road
  Abbott Park, Illinois 60064

Daiichi Pharmaceutical Co., Ltd. ............             462,857                  5.0%
  14-10, Nihonbashi 3-chome,
  Chuo-ku, Tokyo 103, Japan

Executive Officers and Directors:
Michael A. Martino(4) .......................             423,968                  4.3%
Richard J. Klein(5) .........................             134,594                  1.4%
George W. Dunbar, Jr.(6) ....................              44,299                    *
Christopher S. Henney, Ph.D., D.Sc.(7) ......              39,299                    *
Robert E. Ivy(8) ............................              40,999                    *
Dwight Winstead(9) ..........................              54,299                    *

All current executive officers and
directors as a group (6 persons)(10) ........             737,458                  7.4%

----------------

 *   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes (i) 1,221,335 shares owned by Dr. Steven C. Quay and Debra L. Quay, and (ii) 620,681 shares subject to stock options exercisable within 60 days of the Record Date.

(3) Includes 500,000 shares subject to warrants exercisable within 60 days of the Record Date.

(4) Includes 218,968 shares subject to options exercisable within 60 days of the Record Date.

(5) Includes 32,886 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes 44,299 shares subject to options exercisable within 60 days of the Record Date.

(7) Includes 39,299 shares subject to options exercisable within 60 days of the Record Date.

(8) Includes 39,299 shares subject to options exercisable within 60 days of the Record Date.

(9) Includes 54,299 shares subject to options exercisable within 60 days of the Record Date.

(10) Includes directors' and executive officers' shares listed above.

                      REPORT OF THE COMPENSATION COMMITTEE

        The following is the report of the Compensation Committee with respect to the executive compensation policies established and recommended to the Board of Directors for the fiscal year ended December 31, 2000.

        The Compensation Committee recommends for approval by the Board of Directors the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans. The Compensation Committee met four (4) times in 2000 and is comprised of directors who are not officers or employees of the Company.

COMPENSATION POLICIES AND OBJECTIVES

        The Company's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations in the industry. The Compensation Committee measures executive performance on an individual and corporate basis.

        There are three components to the Company's executive compensation program, and each is consistent with the stated philosophy as follows:

        - Base Salary. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range levels are reviewed on an annual basis to ensure competitiveness with a peer group of other companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) reviews specific information provided by a compensation consulting firm with respect to the competitiveness of salaries paid to the Company's executives.

        - Annual Bonus. Annual bonuses for executives and other key employees are tied directly to the Company's operating and financial performance as well as individual performance, and can be paid in cash or stock options. The purpose of annual bonuses are to reward executives for achievements of corporate, financial and operational goals. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. Philosophically, the Board of Directors believes annual bonuses should be weighted toward stock or stock equivalents until such time as the Company generates positive cash flow.

        - Long-Term Incentives. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options or restricted stock. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate goals that result in the appreciation of Company share price. Stock options and restricted stock are awarded if individual goals are achieved or exceeded.

           In October 2000, the Company implemented a strategic refocusing of its business which resulted in the withdrawal of the New Drug Application with the FDA for its ultrasound contrast agent and the pursuit of the development of the Company's drug delivery products based on the Company's proprietary technology. In connection with this decision, the Compensation Committee determined that a retention program for executives and key employees was required to ensure that the appropriate incentives be put in place to achieve the revised corporate goals. As a result, in October 2000, the Compensation Committee recommended and the Board of Directors approved the issuance of 200,000 shares of restricted stock to the Chief Executive Officer and 100,000 shares of restricted stock to the Chief Financial Officer. The shares were issued in exchange for full recourse promissory notes equal to fair market value of the shares on the purchase date and the notes are secured by a pledge of the purchased shares. The Company has retained the right to repurchase the shares at cost for a one year period. The Compensation Committee determined that the one year vesting period was appropriate given the dedicated focus needed to implement the new business strategy during the succeeding twelve months.

FISCAL YEAR 2000 COMPENSATION

        Mr. Martino's cash compensation paid in 2000 was $250,000. No cash bonuses were paid pursuant to the Company's Executive Incentive Compensation Plan, rather Mr. Martino was granted 174,940 stock options in lieu of a cash bonus. In addition, 200,000 shares of restricted stock were issued to Mr. Martino in October 2000 in exchange for a promissory note pursuant to the retention program previously described.

        The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers will exceed the $1 million limit per officer. The Company's stock option plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                            COMPENSATION COMMITTEE

                                            George Dunbar
                                            Dwight Winstead

                          REPORT OF THE AUDIT COMMITTEE


        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2000.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management an Ernst & Young LLP, the Company's independent accountants. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with and received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, which relates to the accountants independence from the Company.

        The Audit Committee has also considered whether the services and fees of Ernst & Young LLP other than those rendered in connection with the annual audit and quarterly interim reviews of the Company's financial statements are compatible with maintaining the independence of Ernst & Young LLP. The services and fees of Ernst & Young LLP for 2000 were:

        - Audit Fees (annual audit and quarterly reviews) - $67,890
        - Financial Information Systems Design and Implementation Fees - $0
        - All Other Fees (primarily tax compliance) - $25,214

        The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Exhibit A to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


                                            AUDIT COMMITTEE

                                            George Dunbar
                                            Christopher Henney
                                            Robert Ivy





        Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, the foregoing Compensation Committee Report, Audit Committee Report and the following Stock Performance Graph shall not be incorporated by reference into any such filings.

                             STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Pharmaceutical Index and the Nasdaq Stock Market - U.S. Index for the five year period that commenced December 31, 1995 and ended on December 31, 2000.


                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                       AMONG SONUS PHARMACEUTICALS, INC.
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX


                              [PERFORMANCE GRAPH]


                                 12/95       12/96       12/97       12/98       12/99        12/00
                                 ------      ------      ------      ------      ------       ------
SONUS PHARMACEUTICALS, INC.      100.00      242.86      270.41       55.10       20.41         5.10
NASDAQ STOCK MARKET (U.S.)       100.00      123.04      150.69      212.51      394.92       237.62
NASDAQ PHARMACEUTICAL            100.00      100.31      103.66      131.95      248.01       308.49

*$100 INVESTED ON 12/31/95 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        Ernst & Young LLP has audited the Company's financial statements annually since inception of the Company. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.



                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than 120 days prior to mailing in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in April 2002.

        Proxies submitted to the Company will confer discretionary authority to vote on matters proposed by stockholders if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to the Company's 2002 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by February 6, 2002, the Company will be allowed to use is voting authority as described above.

                                  OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.



                                           By Order of the Board of Directors

                                           Michael A. Martino
                                           President and Chief Executive Officer



March 15, 2001

        The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2000 is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 2, 2001. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

        COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SONUS PHARMACEUTICALS, INC., 22026 20TH AVENUE S.E., BOTHELL, WASHINGTON 98021.

                                                                       EXHIBIT A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                           SONUS PHARMACEUTICALS, INC.




I. AUDIT COMMITTEE PURPOSE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

        - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

        - Monitor the Company's compliance with financial regulatory requirements.

        - Monitor the independence and performance of the Company's independent auditors.

        - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.


II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

        Audit Committee members shall meet the independence and experience requirements of the requirements of the Nasdaq National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise.

        Audit Committee members shall be appointed by the Board on recommendation of the Board of Directors, or the Nominating Committee if one exists. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet as frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee, to discuss any matters that the Committee or each of these groups believe should be discussed.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

        The Audit Committee responsibilities and duties shall include the following:

        REVIEW PROCEDURES

        1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

        2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

        3. In consultation with management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors together with management's responses.

        4. Review with financial management and the independent auditors the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 as amended (see item 8). The Chair of the Committee or other designated member may represent the entire Audit Committee for purposes of this review.

        INDEPENDENT AUDITORS

        5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

        6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Committee should consider whether the provision of non-audit services by auditors and the amount of fees paid to auditors for such services are consistent with the auditors' independence.

        7. Prior to filing the audited financial statements, the Committee should discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61, as amended.

        8. Determine, as regards to new transactions or events, the auditors' reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

        9. Inquire as to the auditors' views about how the Company's choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Company.

        OTHER AUDIT COMMITTEE RESPONSIBILITIES

        10. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement and shall state whether the Audit Committee have:

        - Reviewed and discussed the audited financial statements with management;

        - Discussed with the independent auditors the matters required to be discussed by SAS 61 as amended; and

        - Received certain disclosures from the auditors regarding their independence as required by the ISB 1, and state whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K filed with the SEC based upon such disclosure.

        11. Review financial and accounting personnel succession planning within the company.

        12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

        13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY                     SONUS PHARMACEUTICALS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              ANNUAL MEETING OF THE STOCKHOLDERS -- APRIL 25, 2001

   The undersigned hereby nominates, constitutes and appoints Michael A. Martino and Richard J. Klein, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SONUS PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, on April 25, 2001 at 9:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1. Election of Directors

   [ ] FOR                                                      [ ] WITHHOLD AUTHORITY
    all nominees listed below (except                            to vote for all nominees listed below
    as marked to the contrary below)

                Election of the following nominees as directors:
Michael A. Martino, George W. Dunbar, Jr., Christopher S. Henney, Ph.D., D.Sc.,
                       Robert E. Ivy and Dwight Winstead.

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Ratification of Ernst & Young LLP as independent auditors:

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.
      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                                 Date                     , 2001
                                                  --------------------------

                                                 -------------------------------
                                                   (Signature of stockholder)

                                                 Please sign your name exactly
                                                 as it appears hereon.
                                                 Executors, administrators,
                                                 guardians, officers of
                                                 corporations and others signing
                                                 in a fiduciary capacity should
                                                 state their full titles as
                                                 such.

                                                 WHETHER OR NOT YOU PLAN TO
                                                 ATTEND THE MEETING, YOU ARE
                                                 URGED TO SIGN AND RETURN THIS
                                                 PROXY, WHICH MAY BE REVOKED AT
                                                 ANY TIME PRIOR TO ITS USE.